News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
P&G DELIVERS THIRD QUARTER CORE EPS OF $0.99, ORGANIC SALES UP 3% Operating Earnings, EPS and Cash Flow Ahead of Plan, Results Fuel Increases in Dividend Rate and Share Repurchase Target

CINCINNATI, Apr. 24, 2013 - The Procter & Gamble Company (NYSE:PG) increased core earnings per share by five percent to $0.99 for the January – March quarter.  Diluted net earnings per share were $0.88, an increase of seven percent.  Non-core items include restructuring charges of $0.03 per share and a $0.08 per share charge from the balance sheet revaluation resulting from the devaluation of the Venezuelan currency in February.

Organic sales grew three percent.  Net sales were $20.6 billion, an increase of two percent versus the prior year period including a negative one percent impact from foreign exchange.

P&G held or grew market share in businesses representing over 50 percent of sales in the January - March quarter, as measured on a constant currency value basis.  In the U.S. market, P&G held or grew value share in businesses representing two-thirds of sales.

“We delivered another quarter of steady progress,” said Chairman, President, and Chief Executive Officer, Bob McDonald.  “Top-line growth was in line with our expectations.  Market shares improved broadly.  Strong cost savings enabled us to exceed our outlook on the bottom line.  We increased our dividend earlier this month, and we are now projecting to repurchase $6 billion in stock, which is at the high end of our estimated range.  We expect further top-line improvement in the fourth quarter, driven by innovation and portfolio expansion, enabled by continued productivity improvement.”

Executive Summary
•	Organic sales increased three percent for the quarter.
•	Core net earnings per share increased five percent to $0.99.
•	Core operating profit margin increased 10 basis points, including 260 basis points of productivity improvements and cost savings.
•	Core gross margin increased 20 basis points. Reported gross margin, including non-core restructuring charges, increased 50 basis points.
•
Core selling, general and administrative expenses (SG&A) as a percentage of net sales increased 10 basis points.  Reported SG&A costs, including non-core items, increased 40 basis points as a percentage of sales.

•	Operating cash flow was $3.9 billion for the quarter.
•	The Company repurchased $1.0 billion of shares during the quarter and returned $1.6 billion of cash to shareholders as dividends.
•	Earlier this month, P&G announced it increased the quarterly dividend by seven percent.
•	The Company raised its share repurchase target to approximately $6 billion of stock for the fiscal year, the high end of its stated target range of $5 billion to $6 billion.

January – March Quarter Discussion

Net sales increased two percent to $20.6 billion in the January – March quarter, including unfavorable foreign exchange of one percent.  Organic sales grew three percent on a unit volume increase of two percent and positive pricing of one percent.

Diluted net earnings per share were $0.88, an increase of seven percent versus the prior year period.  Excluding non-core charges of $0.11 per share in the current year, core earnings per share were $0.99, an increase of five percent versus the prior year period.

Core gross margin increased 20 basis points.  Manufacturing and productivity savings improved gross margin by approximately 170 basis points with higher pricing providing a 50 basis point improvement.  These were partially offset by the impact of unfavorable geographic and product mix and innovation and new production capacity start-up costs.  Reported gross margin, including non-core restructuring charges increased 50 basis points.  Core SG&A costs increased 10 basis points.  Overhead cost savings of approximately 90 basis points was more than offset by higher marketing spending.  Including restructuring costs and non-core impacts from the Venezuelan devaluation, reported SG&A increased 40 basis points.

Reported operating profit increased three percent.  Core operating profit, excluding non-core charges, increased two percent driven by the higher gross margin, overhead productivity savings, and a lower core tax rate, partially offset by an increase in marketing spending.  The core tax rate was 22.2%, a decrease of about one percentage point versus the prior year and consistent with the Company’s guidance for the quarter.  The reduction was primarily due to the fiscal year to date impact of the U.S. corporate tax law changes made in early January.

Fiscal Year 2013 Guidance

P&G is maintaining its organic sales growth guidance of three percent to four percent for the fiscal year.  Foreign exchange is expected to reduce sales growth by two percent, resulting in guidance for all-in net sales growth of one percent to two percent versus the prior year.  The Company is increasing the low end of the range of core earnings per share guidance for the year by $0.02 to $3.96 to $4.04, up three percent to up five percent versus prior year core EPS of $3.85, behind strong productivity improvement and resulting cost savings.  All-in earnings per share are expected to be in the range of $3.90 to $3.98, equating to growth of seven percent to nine percent versus prior year EPS of $3.66.

April – June 2013 Quarter Guidance

P&G is estimating organic sales growth in the range of three percent to four percent for the April – June quarter.   Foreign exchange is expected to decrease net sales growth by two percent, resulting in net sales growth of one percent to two percent versus the prior year period.

The Company expects June quarter core EPS in the range of $0.69 to $0.77.  On an all-in basis, P&G is forecasting diluted net earnings per share in the range of $0.67 to $0.75.  The all-in EPS guidance includes non-core restructuring charges of $0.02 per share.

Business Segment Discussion

Beauty Segment

	Foreign				Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings	Earnings
-1%	-1%	1%	-1%	0%	-2%	-1%	-1%	-3%	2%

Net sales decreased in Hair Care and Skin Care in a period of heavy competitive product and promotional activity.  Organic sales increased in Salon Professional driven by strong innovation performance, partially offset by market contraction.  Beauty segment net earnings growth was driven by higher pricing, manufacturing savings and a lower effective tax rate.

Grooming Segment

	Foreign				Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings	Earnings
-2%	-1%	3%	-1%	-1%	-2%	0%	2%	12%	12%

Blades and razors net sales increased versus the prior year driven primarily by innovation in the U.S. and pricing and product mix improvement in developing regions.  Net sales in Appliances decreased due to market contraction, competitive activity and customer inventory adjustments.  All-in sales for the segment decreased due to the divestiture of the household appliances business and negative foreign exchange.  Grooming segment net earnings increased due to higher pricing and overhead productivity savings, partially offset by an increase in marketing spending.

Health Care Segment

	Foreign				Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings	Earnings
5%	-1%	1%	2%	1%	8%	5%	8%	15%	20%

Oral Care net sales grew in developed and developing markets due to innovation and portfolio expansion.  Feminine Care net sales growth was driven by market growth and innovation in developing regions, partially offset by market softness and competitive activity in North America and Western Europe.  Personal Health Care delivered strong sales growth driven by new innovation, market expansion and underlying market growth due to a stronger cold and flu season versus the prior year.  The significant increase in segment net earnings was driven by strong sales growth and overhead productivity savings, partially offset by higher marketing spending.

Fabric Care and Home Care Segment

	Foreign				Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings	Earnings
3%	-1%	0%	-2%	0%	0%	3%	1%	-6%	-3%

Fabric Care organic sales growth was driven by strong innovations in all regions, including Tide PODS in North America.  Disproportionate growth in developing regions resulted in negative geographic sales mix.  Fabric Care net sales were in line with the prior year due to negative foreign exchange.   Home Care delivered higher net sales due to product innovation, value interventions and geographic expansion.   Batteries net sales decreased primarily due to customer inventory reductions following Hurricane Sandy and unfavorable product mix, partially offset by growth in developing regions due to market expansion.   Fabric Care and Home Care segment net earnings decreased due to an increase in marketing spending.

Baby Care and Family Care Segment

	Foreign				Net	Organic	Organic	BT	AT
Volume	Exchange	Price	Mix	Other	Sales	Volume	Sales	Earnings	Earnings
2%	-1%	2%	0%	0%	3%	2%	4%	4%	6%

Baby Care net sales increased driven by innovation and underlying market growth.   Family Care net sales increased behind new innovation and promotional spending efficiency.  Baby Care and Family Care segment net earnings growth was driven by the increase in net sales and pricing-driven gross margin expansion.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended March 31			Three Months Ended March 31
	2013	2012	% Change	2013	2012	% Change
COST OF PRODUCTS SOLD	10,344	10,237	1%	10,294	10,133	2%

GROSS PROFIT	10,254	9,957	3%	10,304	10,061	2%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,849	6,636	3%	6,435	6,278	3%

OPERATING INCOME	3,405	3,299	3%	3,869	3,783	2%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$0.88	$0.81	9%	$0.99	$0.94	5%

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	49.8%	49.3%	50	50.0%	49.8%	20
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	33.3%	32.9%	40	31.2%	31.1%	10
OPERATING MARGIN	16.5%	16.3%	20	18.8%	18.7%	10

CASH FLOW (NINE MONTHS ENDED MARCH 31) - SOURCE/(USE)
OPERATING CASH FLOW	10,481	9,311
FREE CASH FLOW	8,055	6,648
DIVIDENDS	(4,797)	(4,521)
SHARE REPURCHASE	(4,985)	(4,023)

*Core excludes incremental restructuring charges, balance sheet impact of Venezuela devaluation, and impairment charges.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue”, “will likely results,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including, but not limited to, product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange, import authorization or pricing controls, such as Venezuela, China, India and Argentina); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.6 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Fairy®, Gain®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun®, Fusion®, Ace®, Febreze®, Ambi Pur®, SK-II®, and Vicks®. The P&G community includes operations in approximately 75 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

JFM 2013	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	-2%	1%	0%	-1%
Grooming	-2%	1%	3%	2%
Health Care	8%	1%	-1%	8%
Fabric Care and Home Care	0%	1%	0%	1%
Baby Care and Family Care	3%	1%	0%	4%
Total P&G	2%	1%	0%	3%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
AMJ 2013 (Estimate)	1% to 2%	2%	0%	3% to 4%
FY 2013 (Estimate)	1% to 2%	2%	0%	3% to 4%
*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

           Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding charges in both years for incremental restructuring  due to increased focus on productivity and cost savings, the current year charge from the balance sheet impact of the Venezuela devaluation, charges in the prior year related to the European legal matters, the current year holding gain on the buyout of our Iberian joint venture partner, and prior year impairment charges for goodwill and indefinite lived intangible assets.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share to Core EPS:

	JFM 13	JFM 12
Diluted Net Earnings Per Share	$0.88	$0.82
Snacks results of operations – Discontinued Operations	-	$(0.01)
Diluted Net Earnings Per Share-Continuing Operations	$0.88	$0.81
Venezuela balance sheet devaluation impacts	$0.08	-
Impairment charges	-	$0.01
Incremental restructuring	$0.03	$0.12
Core EPS	$0.99	$0.94
Core EPS Growth	5%

	AMJ 13 (est.)	AMJ 12
Diluted Net Earnings Per Share	$0.67 to $0.75	$1.24
Gain from snacks divestiture		($0.48)
Snacks results of operations – Discontinued Operations	-	(0.02)
Diluted Net Earnings Per Share-Continuing Operations	$0.67 to $0.75	$0.74
Incremental restructuring	0.02	0.08
Core EPS	$0.69 to $0.77	$0.82
Core EPS Growth	-16% to -6%

	FY 2013 (est.)	FY 2012
Diluted Net Earnings Per Share	$3.90 to $3.98	$3.66
Gain from snacks divestiture	-	(0.48)
Snacks results of operations – Discontinued Operations	-	(0.06)
Diluted Net EPS–Continuing Operations	$3.90 to $3.98	$3.12
Venezuela balance sheet devaluation impacts	$0.08	-
Impairment charges	-	$0.51
Incremental restructuring	$0.19	$0.20
Charges for European legal matters	-	$0.03
Gain on buyout of Iberian JV	($0.21)	-
Rounding/other impacts	-	($0.01)
Core EPS	$3.96 to $4.04	$3.85
Core EPS Growth	3% to 5%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

 Core Operating Profit Growth/Core Operating Profit Margin:  This is a measure of the Company’s operating profit growth and operating profit margin adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings, the current year charge from the balance sheet impact of the Venezuela devaluation, and prior year impairment charges for goodwill and indefinite lived intangible assets:

JFM 13
Operating Profit Growth	3%
Venezuela balance sheet devaluation impacts	10%
Incremental restructuring	-10%
Impairment charges	-1%
Core Operating Profit Growth	2%

	JFM 13	JFM 12
Operating Profit Margin	16.5%	16.3%
Venezuela balance sheet devaluation impacts	1.7%	-
Incremental restructuring	0.6%	2.4%
Core Operating Profit Margin	18.8%	18.7%
Basis point change	10

Core Gross Margin:  This is a measure of the Company’s gross margin adjusted for the current year charges related to incremental restructuring due to increased focus on productivity and cost savings:

	JFM 13	JFM 12
Gross Margin	49.8%	49.3%
Incremental restructuring	0.2%	0.5%
Core Gross Margin	50.0%	49.8%
Basis point change	20

Core SG&A as a % of Net Sales:  This is a measure of the Company’s SG&A as a % of net sales adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings and the current year charge from the balance sheet impact of the Venezuela devaluation:

	JFM 13	JFM 12
SG&A as a % NOS	33.3%	32.9%
Incremental restructuring	-0.3%	-1.7%
Venezuela balance sheet devaluation impacts	-1.7%	-
Rounding	-0.1%	-0.1%
Core SG&A as a % NOS	31.2%	31.1%
Basis point change	10

Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.   We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment.  Free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow
Jul ‘12-Mar ‘13	$10,481	($2,426)	$8,055
Jul ‘11-Mar ‘12	$9,311	($2,663)	$6,648

Core Effective Tax Rate:  This is a measure of the Company’s effective tax rate adjusted for the current year charge from the balance sheet impact of the Venezuela devaluation and the current year charges related to incremental restructuring due to increased focus on productivity and cost savings.  The table below provides a reconciliation of the effective tax rate to the Core tax rate:

JFM 2013
Effective Tax Rate	21.2%
Tax impact of Venezuela balance sheet devaluation impacts	1.1%
Incremental restructuring	-0.1%
Core Effective Tax Rate	22.2%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended March 31			Nine Months Ended March 31

	2013	2012	% CHG	2013	2012	% CHG
NET SALES	$20,598	$20,194	2%	$63,512	$63,468	0%
COST OF PRODUCTS SOLD	10,344	10,237	1%	31,574	31,894	(1)%
GROSS PROFIT	10,254	9,957	3%	31,938	31,574	1%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	6,849	6,636	3%	20,090	19,769	2%
GOODWILL AND INTANGIBLES IMPAIRMENT CHARGES	-	22	(100)%	-	1,576	(100)%
OPERATING INCOME	3,405	3,299	3%	11,848	10,229	16%
INTEREST EXPENSE	163	179	(9)%	504	587	(14)%
OTHER NON-OPERATING INCOME/(EXPENSE), NET	46	67	(31)%	988	238	315%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,288	3,187	3%	12,332	9,880	25%
INCOME TAXES ON CONTINUING OPERATIONS	697	754	(8)%	2,812	2,776	1%

NET EARNINGS FROM CONTINUING OPERATIONS	2,591	2,433	6%	9,520	7,104	34%

DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS BEFORE INCOME TAX	-	56	(100)%	-	199	(100)%
INCOME TAXES ON DISCONTINUED OPERATIONS	-	22	(100)%	-	66	(100)%
NET EARNINGS FROM DISCONTINUED OPERATIONS	-	34	(100)%	-	133	(100)%

NET EARNINGS	2,591	2,467	5%	9,520	7,237	32%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	25	56	(55)%	83	112	(26)%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	2,566	2,411	6%	9,437	7,125	32%

EFFECTIVE TAX RATE	21.2%	23.7%		22.8%	28.1%

BASIC NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$0.92	$0.84	10%	$3.38	$2.47	37%
EARNINGS FROM DISCONTINUED OPERATIONS	$-	$0.01	(100)%	$-	$0.05	(100)%
BASIC NET EARNINGS PER COMMON SHARE	$0.92	$0.85	8%	$3.38	$2.52	34%

DILUTED NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$0.88	$0.81	9%	$3.22	$2.37	36%
EARNINGS FROM DISCONTINUED OPERATIONS	$-	$0.01	(100)%	$-	$0.05	(100)%
DILUTED NET EARNINGS PER COMMON SHARE	$0.88	$0.82	7%	$3.22	$2.42	33%

DIVIDENDS	$0.562	$0.525	7%	$1.686	$1.575	7%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,930.7	2,937.8		2,927.6	2,944.9

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	49.8%	49.3%	50	50.3%	49.7%	60
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	33.3%	32.9%	40	31.6%	31.1%	50
GOODWILL AND INTANGIBLES IMPAIRMENT CHARGES	0.0%	0.1%	(10)	0.0%	2.5%	(250)
OPERATING MARGIN	16.5%	16.3%	20	18.7%	16.1%	260
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	16.0%	15.8%	20	19.4%	15.6%	380
NET EARNINGS FROM CONTINUING OPERATIONS	12.6%	12.0%	60	15.0%	11.2%	380
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	12.5%	11.9%	60	14.9%	11.2%	370

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended March 31
	2013	2012

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$ 4,436	$ 2,768

OPERATING ACTIVITIES
NET EARNINGS	9,520	7,237
DEPRECIATION AND AMORTIZATION	2,188	2,427
SHARE BASED COMPENSATION EXPENSE	250	277
DEFERRED INCOME TAXES	75	(5)
GAIN ON PURCHASE/SALE OF BUSINESSES	(906)	(201)
GOODWILL AND INDEFINITE LIVED INTANGIBLES IMPAIRMENT CHARGES	-	1,576
CHANGES IN:
ACCOUNTS RECEIVABLE	(504)	(347)
INVENTORIES	(492)	(287)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	(84)	(1,558)
OTHER OPERATING ASSETS & LIABILITIES	483	131
OTHER	(49)	61

TOTAL OPERATING ACTIVITIES	10,481	9,311

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(2,426)	(2,663)
PROCEEDS FROM ASSET SALES	559	290
ACQUISITIONS, NET OF CASH ACQUIRED	(1,148)	(4)
PURCHASES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	(1,504)	-
CHANGE IN INVESTMENTS	(156)	90

TOTAL INVESTING ACTIVITIES	(4,675)	(2,287)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(4,797)	(4,521)
CHANGE IN SHORT-TERM DEBT	4,152	(122)
ADDITIONS TO LONG-TERM DEBT	2,253	3,985
REDUCTIONS OF LONG-TERM DEBT	(3,749)	(2,514)
TREASURY STOCK PURCHASES	(4,985)	(4,023)
IMPACT OF STOCK OPTIONS AND OTHER	2,730	1,439

TOTAL FINANCING ACTIVITIES	(4,396)	(5,756)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	30	(45)

CHANGE IN CASH AND CASH EQUIVALENTS	1,440	1,223

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 5,876	$ 3,991

The Procter & Gamble Company and Subsidiaries
(Amounts in Millions)
Condensed Consolidated Balance Sheets

	March 31, 2013	June 30, 2012

CASH AND CASH EQUIVALENTS	$ 5,876	$ 4,436
ACCOUNTS RECEIVABLE	6,669	6,068
TOTAL INVENTORIES	7,240	6,721
OTHER	4,513	4,685
TOTAL CURRENT ASSETS	24,298	21,910

NET PROPERTY, PLANT AND EQUIPMENT	21,191	20,377
NET GOODWILL AND OTHER INTANGIBLE ASSETS	86,806	84,761
OTHER NON-CURRENT ASSETS	6,836	5,196
TOTAL ASSETS	$ 139,131	$ 132,244

ACCOUNTS PAYABLE	$ 7,422	$ 7,920
ACCRUED AND OTHER LIABILITIES	8,892	8,289
DEBT DUE WITHIN ONE YEAR	11,098	8,698
TOTAL CURRENT LIABILITIES	27,412	24,907

LONG-TERM DEBT	21,125	21,080
OTHER	22,641	22,222
TOTAL LIABILITIES	71,178	68,209

TOTAL SHAREHOLDERS' EQUITY	67,953	64,035

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 139,131	$ 132,244

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended March 31, 2013
		% Change	Earnings from	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty	$ 4,763	-2%	$ 692	-3%	$ 535	2%
Grooming	1,931	-2%	593	12%	444	12%
Health Care	3,274	8%	731	15%	493	20%
Fabric Care and Home Care	6,587	0%	1,087	-6%	693	-3%
Baby Care and Family Care	4,277	3%	939	4%	608	6%
Corporate	(234)	N/A	(754)	N/A	(182)	N/A
Total Company	20,598	2%	3,288	3%	2,591	6%

	Three Months Ended March 31, 2013
	(Percent Change vs. Year Ago)*
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign				Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix	Other	Growth
Beauty	-1%	-1%	-1%	1%	-1%	0%	-2%
Grooming	-2%	0%	-1%	3%	-1%	-1%	-2%
Health Care	5%	5%	-1%	1%	2%	1%	8%
Fabric Care and Home Care	3%	3%	-1%	0%	-2%	0%	0%
Baby Care and Family Care	2%	2%	-1%	2%	0%	0%	3%
Total Company	2%	2%	-1%	1%	0%	0%	2%

	Nine Months Ended March 31, 2013
		% Change	Earnings from	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty	$ 15,106	-3%	$ 2,682	1%	$ 2,070	3%
Grooming	6,057	-4%	1,922	3%	1,428	2%
Health Care	9,714	2%	2,222	0%	1,512	1%
Fabric Care and Home Care	20,711	0%	3,836	5%	2,502	10%
Baby Care and Family Care	12,598	2%	2,693	7%	1,731	9%
Corporate	(674)	N/A	(1,023)	N/A	277	N/A
Total Company	63,512	0%	12,332	25%	9,520	34%

	Nine Months Ended March 31, 2013
	(Percent Change vs. Year Ago)*
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign				Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix	Other	Growth
Beauty	-2%	-1%	-2%	2%	-1%	0%	-3%
Grooming	-2%	0%	-4%	2%	0%	0%	-4%
Health Care	3%	2%	-3%	2%	1%	-1%	2%
Fabric Care and Home Care	2%	2%	-2%	1%	-1%	0%	0%
Baby Care and Family Care	3%	3%	-2%	2%	-1%	0%	2%
Total Company	1%	1%	-2%	2%	-1%	0%	0%